UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023

The Necessity Retail REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, $0.01 par value per share	RTL	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	RTLPP	The Nasdaq Global Select Market
7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	RTLPO	The Nasdaq Global Select Market
Preferred Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	5.07. Submission of Matters to a Vote of Security Holders.

On September 8, 2023, at a Special Meeting of Stockholders (the “Special Meeting”) of The Necessity Retail REIT, Inc. (“RTL” or the “Company”), the holders of shares of the Class A common stock, $0.01 par value per share, of the Company (the “RTL Class A Common Stock”) voted on (1) approval of  the merger of RTL and Global Net Lease, Inc. (“GNL”), which will be effected through a merger of RTL with and into Osmosis Sub I, LLC (“REIT Merger Sub”), a wholly owned subsidiary of GNL, with REIT Merger Sub surviving the merger (the “REIT Merger”), as a result of which (i) each issued and outstanding share of RTL Class A Common Stock will be converted into the right to receive 0.670 shares of GNL’s Common Stock, $0.01 par value per share; (ii) each issued and outstanding share of RTL’s 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, will be converted into the right to receive one share of GNL’s 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share; and (iii) each issued and outstanding share of RTL’s 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, will be converted into the right to receive one share of GNL’s 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, in each case pursuant to the Agreement and Plan of Merger, dated as of May 23, 2023 (as may be amended from time to time, the “REIT Merger Agreement”), by and among RTL, The Necessity Retail REIT Operating Partnership, L.P., GNL, Global Net Lease Operating Partnership, L.P., REIT Merger Sub, and Osmosis Sub II, LLC, and the other transactions contemplated by such REIT Merger Agreement (the “RTL Merger Proposal”); (2) approval, by advisory (non-binding) vote, certain compensation arrangements for RTL’s named executive officers in connection with the Mergers (the “RTL Merger-Related Compensation Proposal”); and (3) approval of the adjournment of the RTL Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the RTL Merger Proposal (the “Adjournment Proposal”).

There were 133,882,768 shares of the RTL Class A Common Stock outstanding and entitled to vote on August 8, 2023, the record date for the Special Meeting, and 89,768,288 shares of RTL Class A Common Stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

At the Special Meeting, each of the RTL Merger Proposal and the RTL Merger-Related Compensation Proposal was approved by the holders of RTL Class A Common Stock. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the RTL Merger Proposal.

The final voting results from the Special Meeting were as follows:

Proposal 1. RTL Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,143,092	15,468,795	1,156,400	-

Proposal 2. RTL Merger-Related Compensation Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,141,081	20,993,379	2,633,826	-

Proposal 3. Adjournment Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,320,499	19,102,317	2,345,470	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE NECESSITY RETAIL REIT, INC.

Date: September 8, 2023	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President